Exhibit 99.2

CONSENT OF THE BANK ADVISORY GROUP, L.L.C.

In connection with the proposed merger of LegacyTexas Group, Inc., a Texas corporation (“LegacyTexas”) with and into ViewPoint Financial Group, Inc., a Maryland corporation (“ViewPoint”), the undersigned, acting as an financial advisor to LegacyTexas, hereby consents to the inclusion of our opinion letter to the Board of Directors of LegacyTexas as an Appendix to, and the references to our firm and such opinion in, the Proxy Statement/Prospectus relating to the proposed merger contained in ViewPoint’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (“SEC”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

THE BANK ADVISORY GROUP, L.L.C.

By:	/s/ Robert L. Walters

Austin, TX

March 3, 2014